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                                   BY-LAWS OF
                        STONE MOUNTAIN JEEP-EAGLE, INC.

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                               TABLE OF CONTENTS
                                                                          Page
                                                                          ----

ARTICLE 1.  OFFICES..........................................................1
      Section 1.1.  Registered Office........................................1
      Section 1.2.  Other Offices............................................1

ARTICLE 2.  MEETINGS OF SHAREHOLDERS.........................................1
      Section 2.1.  Location of Meetings.....................................1
      Section 2.2.  Annual Meetings..........................................1
      Section 2.3.  Special Meeting..........................................1
      Section 2.4.  Notice of Meetings.......................................1
      Section 2.5.  Business of Meetings.....................................2
      Section 2.6.  Quorum...................................................2
      Section 2.7.  Majority.................................................2
      Section 2.8.  Voting...................................................2
      Section 2.9.  Action by Consent........................................2

ARTICLE 3.  DIRECTORS........................................................3
      Section 3.1.  Number; Election.........................................3
      Section 3.2.  Vacancies................................................3
      Section 3.3.  Powers...................................................3
      Section 3.4.  Compensation of Directors................................3

ARTICLE 4.  MEETINGS OF THE BOARD OF DIRECTORS...............................3
      Section 4.1.  Location of Meetings.....................................3
      Section 4.2.  First Meeting of New Board...............................4
      Section 4.3.  Regular Meetings.........................................4
      Section 4.4.  Special Meetings.........................................4
      Section 4.5.  Notice of Meetings.......................................4
      Section 4.6.  Quorum...................................................4
      Section 4.7.  Majority.................................................4
      Section 4.8.  Action by Consent........................................4

ARTICLE 5.  COMMITTEES.......................................................5
      Section 5.1.  Election.................................................5
      Section 5.2.  Minutes..................................................5

ARTICLE 6.  NOTICES..........................................................5
      Section 6.1.  Required Notices.........................................5
      Section 6.2.  Waiver of Notice.........................................5

ARTICLE 7.  OFFICERS.........................................................6
      Section 7.1.  Officers; Election; Term.................................6
      Section 7.2.  Additional Officers and Agents...........................6
      Section 7.3.  Salaries.................................................6
      Section 7.4.  Removal; Vacancies.......................................6
      Section 7.5.  Chairman of the Board; President and Vice President......6
      Section 7.6.  Secretary and Assistant Secretary........................7
      Section 7.7.  Treasurer and Assistant Treasurer........................7

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ARTICLE 8.  CERTIFICATES FOR SHARES..........................................7
      Section 8.1.  Form of Certificates.....................................7
      Section 8.2.  Facsimile Signatures.....................................8
      Section 8.3.  Lost Certificates........................................8
      Section 8.4.  Transfers of Shares......................................8
      Section 8.5.  Closing of Transfer Books................................8
      Section 8.6.  Registered Shareholders..................................9
      Section 8.7.  List of Shareholders.....................................9

ARTICLE 9.  INDEMNIFICATION.................................................10
      Section 9.1.  Indemnification -- Action Other Than By or In the
                      Right of the Corporation..............................10
      Section 9.2.  Indemnification -- Action By or In the Right
                      of the Corporation....................................10
      Section 9.3.  Defense Expenses........................................11
      Section 9.4.  Determination...........................................11
      Section 9.5.  Expenses................................................11
      Section 9.6.  Not Exclusive of Other Rights...........................11
      Section 9.7.  Continuation of Indemnification.........................12
      Section 9.8.  Designation of Counsel..................................12
      Section 9.9.  Insurance...............................................12
      Section 9.10.  Notification to Shareholders...........................12

ARTICLE 10.  GENERAL PROVISIONS.............................................12
      Section 10.1.  Dividends..............................................12
      Section 10.2.  Checks.................................................13
      Section 10.3.  Fiscal Year............................................13
      Section 10.4.  Seal...................................................13
      Section 10.5.  Books and Records......................................13
      Section 10.6.  By-Law Amendments......................................13

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                                    BY-LAWS
                                       OF
                        STONE MOUNTAIN JEEP-EAGLE, INC.
                              (the "Corporation")

                                   ARTICLE 1.
                                    OFFICES

         Section 1.1. Registered Office. The Corporation shall have a registered agent and a registered office in Georgia as initially set forth in the Corporation's Articles of Incorporation and as the board of directors may from time to time determine.

         Section 1.2. Other Offices. The Corporation may also have offices at such other places both within and without the State of Georgia as the board of directors may from time to time determine or the business of the Corporation may make appropriate.

                                   ARTICLE 2.
                            MEETINGS OF SHAREHOLDERS

         Section 2.1. Location of Meetings. All meetings of shareholders shall be held at such place within or without the State of Georgia as may be from time to time fixed by the board of directors or as shall be stated in the notice of the meeting or in a duly executed waiver of notice thereof or at the Corporation's registered office if not so fixed or stated.

         Section 2.2. Annual Meetings. A meeting of shareholders of the Corporation shall be held annually. The annual meeting shall be held on such date as the board of directors shall determine from time to time and as shall be specified in the notice of the meeting.

         Section 2.3. Special Meeting. Special meetings of shareholders may be called for any purpose or purposes by the president, the board of directors, or the holders of 25 percent of the outstanding voting stock of the Corporation.

         Section 2.4. Notice of Meetings. Written notice of a meeting stating the place, day and hour of the meeting and, in the case of a special meeting, the purpose or purposes for which the meeting is called, shall be delivered not less than 10 nor more than 60 days before the date of the meeting in accordance with Article 6. Notice of any special meeting of shareholders shall state the purpose or purposes for which the meeting is called. Notice of any meeting at which amendments to or restatements of the Articles of Incorporation, a merger of the Corporation, a share exchange, or the disposition of corporate

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assets requiring shareholder approval are to be considered, shall state such purpose, and further comply with all requirements of law.

         Section 2.5. Business of Meetings. At an annual meeting of shareholders, any matter relating to the affairs of the Corporation may be brought up for action, unless the matter is subject to further notice requirements provided by law. No matter that was not stated in the notice of special meeting of shareholders shall be brought up for action at such a special meeting.

         Section 2.6. Quorum. The holders of a majority of the shares of stock issued and outstanding and entitled to vote, present in person or by proxy, shall constitute a quorum at all meetings of shareholders for the transaction of business except as otherwise provided by law or by the Articles of Incorporation. If a quorum shall not be present, the shareholders present, in person or by proxy, shall have power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present. At such reconvened meeting, any business may be transacted which might have been transacted at the adjourned meeting.

         Section 2.7. Majority. If a quorum is present, the affirmative vote of a majority of the shares of stock represented at the meeting shall be the act of the shareholders, except that a unanimous vote of the issued and outstanding shares of voting capital stock shall be required to approve matters at a special meeting of shareholders with respect to which matters no notice had been given in the notice of such special meeting.

         Section 2.8. Voting. Each outstanding share of stock having voting power shall be entitled to one vote on each matter submitted to a vote at a meeting of shareholders. A shareholder may vote either in person or by a proxy executed in writing by the shareholder or by his duly authorized attorney-in-fact. In all elections for directors, every shareholder entitled to vote shall have the right to vote, in person or by proxy, the number of shares of stock owned by him for as many persons as there are directors to be elected and for whose election he has the right to vote, but shareholders may not cumulate their votes.

         Section 2.9. Action by Consent. Any action required or permitted to be taken at a meeting of shareholders may be taken without a meeting if a consent in writing, setting forth the action so taken, is signed by persons who would be entitled to vote at a meeting those shares having voting power to cast not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shareholders entitled to vote were present and voted, and any further requirements of law pertaining to such consents have been complied with.

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                                   ARTICLE 3.
                                   DIRECTORS

         Section 3.1. Number; Election. The shareholders shall fix by resolution the number of members of the Board of Directors. Directors must be over age eighteen, but need not be residents of the State of Georgia or shareholders of the Corporation. The directors, other than the first board of directors, shall be elected at the annual meeting of shareholders, and each director elected shall serve until the next succeeding annual meeting and until his successor shall have been elected and qualified or until his earlier resignation, removal from office, or death. The first board of directors shall hold office until the first annual meeting of shareholders.

         Section 3.2. Vacancies. Any vacancy occurring in the board of directors may be filled by the affirmative vote of a majority of the remaining directors even though the remaining directors may constitute less than a quorum of the board of directors. If there shall be only one director and such director shall resign, he may elect a new director, who shall take office immediately upon the effectiveness of such resignation. A director elected to fill a vacancy shall be elected for the unexpired portion of the term of his predecessor in office. Any directorship to be filled by reason of an increase in the number of directors may be filled by the affirmative vote of a majority of the remaining directors present at a meeting even though less than a quorum of the board of directors is present. A director elected to fill a newly created directorship shall serve until the next election of directors by the shareholders and the election and qualification of his successor.

         Section 3.3. Powers. The business and affairs of the Corporation shall be managed by its board of directors which may exercise all such powers of the Corporation and do all such lawful acts and things as are not by law or by the Articles of Incorporation or these by-laws directed or required to be exercised or done by the shareholders.

         Section 3.4. Compensation of Directors. The board of directors, by the affirmative vote of a majority of the directors then in office, and irrespective of any personal interest of any of its members, shall have authority to establish reasonable compensation of directors for services to the Corporation as directors, officers or otherwise.

                                   ARTICLE 4.
                       MEETINGS OF THE BOARD OF DIRECTORS

         Section 4.1. Location of Meetings. Meetings of the board of directors, regular or special, may be held either within or without the State of Georgia. Directors may attend and participate in meetings either in person or by means of conference telephones or similar communications equipment by

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means of which all persons participating in the meeting can hear each other, and participation in a meeting by means of such communications equipments shall constitute presence in person at any meeting.

         Section 4.2. First Meeting of New Board. The first meeting of each newly elected board of directors shall be held immediately following the annual meeting of shareholders at the place where such annual meeting is held. Such meeting shall be designated as the annual meeting of the board of directors, and no notice of such meeting shall be necessary to the newly elected directors in order legally to constitute the meeting, provided a quorum shall be present. Alternatively, the new board of directors may convene at such place and time as shall be fixed by the consent in writing of all its members.

         Section 4.3. Regular Meetings. Regular meetings of the board of directors may be held with such frequency and at such time and at such place as shall from time to time be determined by the board. If the board has so fixed the frequency, time and place of regular meetings, no notice thereof shall be necessary.

         Section 4.4. Special Meetings. Special meetings of the board of directors may be called by the president or by any director on two days' notice of the date, time and place of the meeting to each director in accordance with
Article 6.

         Section 4.5. Notice of Meetings. Notice of a meeting need not be given to any director who signs a waiver of notice either before or after the meeting or who attends the meeting without protesting, prior thereto or at its commencement, the lack of notice thereof. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the board of directors need be specified in the notice or waiver of notice of such meeting.

         Section 4.6. Quorum. A majority of the directors shall constitute a quorum for the transaction of business unless a greater number is required by law or by the Articles of Incorporation. If a quorum shall not be present at any meeting of directors, the directors present may adjourn the meeting from time to time until a quorum shall be present, without notice of the time and place that the meeting will be reconvened other than announcement at the adjourned meeting.

         Section 4.7. Majority. The act of a majority of the directors present at the meeting at which a quorum is present shall be the act of the board of directors, unless the act of a greater number is required by law or by the Articles of Incorporation.

         Section 4.8. Action by Consent. Any action required or permitted to be taken at a meeting of directors or of a committee thereof may be taken without a meeting if a consent in writing,

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setting forth the action so taken, is signed by all directors or all members of the committee, as the case may be, entitled to vote with respect to the subject matter thereof. Such consent shall be filed with the minutes of the proceedings of the board or the committee.

                                   ARTICLE 5.
                                   COMMITTEES

         Section 5.1. Election. In the event that the number of directors of the Corporation shall be in excess of two, the board of directors, by resolution adopted by a majority of the full board, may designate from among its members an executive committee, and one or more other committees, each consisting of two or more directors and each of which, to the extent provided in the resolution establishing such committee, shall have and may exercise all authority of the board of directors in the management of the Corporation, except as otherwise required by law. Vacancies in the membership of the committee shall be filled by a majority vote of the full board of directors.

         Section 5.2. Minutes. Each such committee shall keep regular minutes of its proceedings and report the same to the board when required.

                                   ARTICLE 6.
                                    NOTICES

         Section 6.1. Required Notices. Whenever under the provisions of applicable law, the Articles of Incorporation or these by-laws any notice is required to be given to any director or shareholder, such notice shall be given in writing and delivered either personally or by first class mail or telegram, addressed to such director or shareholder at his address as it appears on the records of the Corporation. If mailed, such notice shall be deemed to be delivered two business days after it was deposited in the United States mail with first class postage prepaid. Notices given by any other means shall be deemed delivered when received by the addressee.

         Section 6.2. Waiver of Notice. Whenever under the provisions of applicable law, the Articles of Incorporation or these by-laws, any notice is required to be given to any director or shareholder, a written waiver thereof signed by the person or persons entitled to such notice, either before or after the time stated therein, shall be deemed the equivalent to the giving of such notice; provided, however, that if one of the purposes of the meeting is the consideration of a plan of merger or share exchange, a sale of assets or any other purpose for which the law provides further requirements, the waiver shall comply with the further requirements of law concerning such waivers.

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                                   ARTICLE 7.
                                    OFFICERS

         Section 7.1. Officers; Election; Term. The officers of the Corporation shall be chosen by the board of directors and shall be a president, treasurer and secretary. Any person may hold more than one office. Officers shall be elected at the first meeting of the board of directors following the annual meeting of shareholders and shall hold office until their respective successors have been elected and shall have qualified, and if the board of directors shall fail in and year or years to meet and elect officers, the officers last elected shall continue to hold office. No officer need be a member of the board of directors.

      Section 7.2. Additional Officers and Agents. The board of directors may appoint such other officers, including a chairman of the board, vice presidents, assistant secretaries, assistant treasurers, and agents as it shall deem necessary. Such officers and agents shall hold their respective offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the board of directors.

         Section 7.3. Salaries. The salaries of all officers of the Corporation shall be fixed by the board of directors.

         Section 7.4. Removal; Vacancies. Any officer or agent may be removed by the board of directors at any time with or without cause by the affirmative vote of a majority of the board of directors. Officers and agents otherwise elected or appointed may be removed in accordance with Georgia law. Any vacancy occurring in any office of the Corporation may be filled by the board of directors.

         Section 7.5. Chairman of the Board; President and Vice President. The president or, if there shall be one, the chairman of the board, shall be the chief executive officer of the Corporation, shall preside at all meetings of shareholders and the board of directors, shall have general and active management of the business of the Corporation and shall see that all orders and resolutions of the board of directors are carried into effect. The president shall have the authority and power to execute on behalf of the Corporation bonds, mortgages, notes, contracts, leases and other documents and instruments (whether or not requiring the seal of the Corporation) except where such documents or instruments are required by law to be otherwise signed and executed and except where the signing and execution thereof shall be expressly delegated by the board of directors to some other officer or agent of the Corporation. Any vice president, or vice presidents in the order determined by the board of directors shall, in the absence or disability of the president, perform the duties and exercise the powers of the president. Each vice president shall perform such other duties and have such other powers as the board of directors may from time to time prescribe.

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         Section 7.6. Secretary and Assistant Secretary. The secretary shall attend all meetings of shareholders and the board of directors and shall record the proceedings of such meetings in books to be kept for that purpose and shall perform like duties for the committee of directors when required. He shall give, or cause to be given, notice of all meetings of shareholders and shall perform such duties as may be prescribed by the board of directors or the president, under whose supervision he shall be. He shall have custody of the corporate seal of the Corporation, and he shall have authority to affix it to any instrument requiring it, and when so affixed it may be attested by his signature. The assistant secretary, or if there be more than one, the assistant secretaries in the order determined by the board of directors, shall, in the absence or disability of the secretary, perform the duties and exercise the powers (including affixation of the Corporate Seal) of the secretary and shall perform such other duties and have such other powers as the board of directors may from time to time prescribe.

         Section 7.7. Treasurer and Assistant Treasurer. The treasurer shall have the custody of the corporate funds and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the Corporation and shall deposit all moneys and other valuable effects in the name and to the credit of the Corporation in such depositories as may be designated by the board of directors. He shall disburse the funds of the Corporation as may be ordered by the board of directors, taking proper vouchers for such disbursements, and shall render to the president and the board of directors, at its regular meetings, or when the board of directors so requires, an account of all his transactions as treasurer and of the financial condition of the Corporation. If required by the board of directors, he shall give the Corporation a bond in such sum with surety or sureties as shall be satisfactory to the board of directors for the faithful performance of the duties of his office and for the restoration to the Corporation, in case of his death, resignation, retirement or removal from office, of all books, papers, vouchers, money and other property of whatever kind in his possession or under his control belonging to the Corporation. The assistant treasurer, or, if there shall be more than one, the assistant treasurers, in the order determined by the board of directors, shall, in the absence or disability of the treasurer, perform the duties and exercise the power of the treasurer and shall perform such other duties and have such other powers as the board of directors may from time to time prescribe.

                                   ARTICLE 8.
                            CERTIFICATES FOR SHARES

         Section 8.1. Form of Certificates. The shares of stock of the Corporation shall be represented by certificates signed by the president or a vice president and by the secretary or an assistant secretary and shall be sealed with the seal of the Corporation or a facsimile thereof.

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         When the Corporation issues shares which are subordinate to authorized shares of any other class or series with respect to dividends or amounts payable on liquidation, certificates representing such subordinate shares shall contain upon their face or back a clear and concise statement to that effect.

         When the Corporation is authorized to issue shares of more than one class there shall be set forth or fairly summarized upon the face or back of the certificate, or the certificate shall have a statement that the Corporation will furnish to any shareholder upon request and without charge, a full statement of the designation, preferences, limitations and relative rights of the shares of each class authorized to be issued and, if the Corporation is authorized to issue any preferred or special class in series, the variations in the relative rights and preferences between the shares of each such series so far as the same have been fixed and determined and the authority of the board of directors or shareholders to fix and determine the relative rights and preferences of subsequent series.

         Section 8.2. Facsimile Signatures. The signatures of the Corporation upon a certificate may be facsimiles if the certificate is countersigned by a transfer agent, or registered by a registrar, other than the Corporation itself or an employee of the Corporation. If any officer who has signed a certificate or whose facsimile signature has been placed upon such certificate shall have ceased to be an officer before such certificate is issued, such certificate may nevertheless be issued by the Corporation with the same effect as if he were such officer at the date of its issue.

         Section 8.3. Lost Certificates. The board of directors may direct that a new certificate be issued in place of any certificate theretofore issued by the Corporation which is alleged to have been lost or destroyed. When authorizing the issuance of a new certificate, the board of directors, in its discretion and as a condition precedent to the issuance thereof, may prescribe such terms and conditions as it deems expedient, and may require such indemnities as it deems adequate, to protect the Corporation from any claim that may be made against it with respect to any such certificate alleged to have been lost or destroyed.

         Section 8.4. Transfers of Shares. Upon surrender to the Corporation or the transfer agent of the Corporation of a certificate representing shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, a new certificate shall be issued to the person entitled thereto, the old certificate shall be cancelled and the transaction shall be recorded upon the books of the Corporation.

         Section 8.5. Closing of Transfer Books. In order to determine the Corporation's shareholders (i) entitled to notice of or to vote at any meeting of shareholders or any adjournment

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thereof, (ii) entitled to receive payment of any dividend or (iii) for any other proper purpose, the board of directors may provide that the stock transfer books shall be closed for a stated period not to exceed fifty days. If the stock transfer books shall be closed for the purpose of determining shareholders entitled to notice of or to vote at a meeting of shareholders, such books shall be closed for at least ten days immediately preceding such meeting. In lieu of closing the stock transfer books, the board of directors may fix in advance a date as the record date for any such determination of shareholders, such date to be not more than fifty days and, in case of a meeting of shareholders, not less than ten days prior to the date on which the particular action, requiring such determination of shareholders, is to be taken. If the stock transfer books are not closed and no record date is fixed for the determination of shareholders entitled to notice of or to vote at a meeting of shareholders, or shareholders entitled to receive payment of a dividend, the date on which notice of the meeting is mailed or the date on which the resolution of the board of directors declaring such dividend is adopted, as the case may be, shall be the record date for such determination of shareholders. When a determination of shareholders entitled to vote at any meeting of shareholders has been made as provided in this section, such determination shall apply to any adjournment thereof, unless the board of directors fixes a new record date for the adjourned meeting.

         Section 8.6. Registered Shareholders. The Corporation shall be entitled to recognize the person registered on its books as the owner of shares for the purposes of determining who shall (i) have the right to receive dividends declared with respect to such shares, or vote such shares, and (ii) be held liable for calls and assessments. Except as otherwise provided by law, the Corporation shall not be bound to recognize any equitable or other claim to or interest in such shares on the part of any other person, whether or not it shall have express or other notice thereof.

         Section 8.7. List of Shareholders. The officer or agent having charge of the stock books and records of the Corporation shall make a complete list of the shareholders entitled to vote at a meeting of shareholders or any adjournment thereof. Such list shall be arranged in alphabetical order and shall contain the address of each shareholder and the number of shares, and class and series, if any, of shares held by each such shareholder. Such list shall be produced and kept open at the time and place of the meeting and shall be subject to inspection by any shareholder immediately prior to and during the meeting. Such list shall be prima facie evidence of who is a shareholder of record.

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                                   ARTICLE 9.
                                INDEMNIFICATION

         Section 9.1. Indemnification -- Action Other Than By or In the Right of the Corporation. Under the circumstances prescribed in Sections 3 and 4 of this Article, the Corporation shall indemnify and hold harmless any person who is or was a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation) by reason of the fact that he is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in a manner he reasonably believed to be in or not opposed to the best interest of the Corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in a manner which he reasonably believed to be in or not opposed to the best interests of the Corporation, and with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

         Section 9.2. Indemnification -- Action By or In the Right of the Corporation. Under the circumstances prescribed in Sections 3 and 4 of this Article, the Corporation shall indemnify and hold harmless any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit, if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interest of the Corporation; except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Corporation, unless and only to the extent that the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the court shall deem proper.

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         Section 9.3. Defense Expenses. To the extent that a director, officer, employee or agent of the Corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in Sections
1 and 2 of this Article, or in defense of any claim, issue or matter therein, he shall be indemnified against expense (including attorneys' fees) actually and reasonably incurred by him in connection therewith.

         Section 9.4. Determination. Except as provided in Section 3 of this Article and except as may be ordered by a court, any indemnification under Sections 1 and 2 of this Article, shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because he has met the applicable standard of conduct set forth in Sections 1 and 2. Such determination shall be made (a) by the board of directors by a majority vote of a quorum consisting of members who were not parties to such action, suit or proceeding, (b) if a quorum is not obtainable, or even if obtainable, if a quorum of disinterested members so directs, by the firm of independent legal counsel then employed by the Corporation, in a written opinion, or (c) by the affirmative vote of a majority of the shares entitled to vote thereon.

         Section 9.5. Expenses. Expenses incurred in defending a civil or criminal action, suit or proceeding may be paid by the Corporation in advance of the final disposition of such action, suit or other proceeding upon receipt of an undertaking by or on behalf of the director, officer, employee or agent to repay such amount, if it shall ultimately be determined that he is not entitled to be indemnified by the Corporation as authorized in this Article.

         Section 9.6. Not Exclusive of Other Rights. The indemnification and advancement of expenses provided by this Articles shall not be deemed exclusive of any other rights, in respect of indemnification or otherwise, to which those seeking indemnification or advancement of expenses may be entitled apart from the provisions of this Article, which other rights may include indemnification rights provided by statute or by a resolution or an agreement, either specifically or in general terms approved by the affirmative vote of the holders of a majority of shares in accordance with applicable law, and this and such other indemnification shall apply both as to action by a director, officer, employee or agent in his official capacity and as to action in another capacity whole holding such office or position, except that no such other rights, in respect to indemnification or otherwise, may be provided or granted to a director, officer, employee or agent pursuant to this Section with respect to liabilities described in clauses (b)(3)(A)(i) through (b)(3)(A)(iv) of
Section 14-2-171 of the Georgia Business Corporation Code.

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         Section 9.7. Continuation of Indemnification. The indemnification and advancement of expenses provided by this Articles shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

         Section 9.8. Designation of Counsel. The Board of Directors acting by a quorum consisting of members not parties to or involved in such action shall designate legal counsel in any lawsuit involving any person by reason of the fact that he is or was an officer, director, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, to represent all such persons for the purposes of this Article; provided that, if such quorum is not obtainable with due diligence, the then chairman of the board of directors shall designate such independent legal counsel, and such designation shall be final and conclusive. The fees and expenses of such legal counsel shall be paid by the Corporation.

         Section 9.9. Insurance. The Corporation may purchase and maintain insurance on behalf of such persons whether or not the Corporation would have the power to indemnify such officers and directors against any liability under the laws of the State of Georgia. If any expenses or other amounts are paid by way of indemnification, other than by court order, action by shareholders or by an insurance carrier, the Corporation shall provide notice of such payment to the shareholders in accordance with the provisions of the laws of the State of Georgia.

         Section 9.10. Notification to Shareholders. If any expenses or other amounts are paid by way of indemnification, otherwise than by court order or by an insurance carrier pursuant to insurance maintained by the Corporation, the Corporation shall, not later than the next annual meeting of shareholders, unless such meeting is held within three months from the date of such payment, and, in any event, within fifteen months from the date of such payment, send by first class mail to its shareholders of record at the time entitled to vote for the election of directors, a statement specifying the persons paid, the amounts paid, and the nature and status at the time of such payment of the litigation or threatened litigation.

                                  ARTICLE 10.
                               GENERAL PROVISIONS

         Section 10.1. Dividends. Subject to applicable laws and the provisions of the Articles of Incorporation relating thereto, if any, dividends may be (i) declared by the board of directors at any regular or special meeting, and (ii) paid in cash, in property or in shares of the Corporation's capital stock. Before declaring any dividend, the board may set aside out of any funds

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of the Corporation available for dividends such sums as the directors may from time to time, in their absolute discretion, think proper as a reserve fund to meet contingencies or for equalizing dividends or for repairing or maintaining any property of the Corporation or for such other purposes as the directors shall think conducive to the interest of the Corporation, and the directors may modify or abolish any such reserve in the manner in which it was created.

         Section 10.2. Checks. All checks, drafts, demands for money and notes of the Corporation shall be signed by such officer or officers or such other person or persons as the board of directors may from time to time designate.

         Section 10.3. Fiscal Year. The fiscal year of the Corporation shall be fixed by resolution of the board of directors.

         Section 10.4. Seal. The Corporation shall have a corporate seal which shall have inscribed thereon the name of the Corporation, the year of its organization and the words "Corporate Seal Georgia." The seal may be used by causing it or a facsimile thereof to be impressed or affixed or in any manner reproduced. In the event it is inconvenient to use such a seal at any time, the signature of the Corporation followed by the word "Seal" enclosed in parenthesis or scroll shall be deemed the seal of the Corporation. The board of directors may from time to time authorize any other officer to affix the seal of the Corporation and to attest to such affixation by his signature.

         Section 10.5. Books and Records. The Corporation shall keep correct and complete books and records of account and shall keep as permanent records minutes of all meetings of its shareholders and board of directors, executed consents witnessing all actions taken by the shareholders or board of directors without a meeting, a record of all actions taken by a committee of the board of directors in place of the board of directors on behalf of the Corporation, and waivers of notice of all meetings of the board of directors and its committees. The Corporation shall maintain a record of its shareholders, giving the names and addresses of all shareholders in alphabetical order, and the number, class and series, if any, of the shares held by each.

         Section 10.6. By-Law Amendments. These by-laws may be altered, amended, or repealed or new by-laws may be adopted by the board of directors or the shareholders. Any by-laws adopted by the board of directors may be altered, amended or repealed by the board of directors or the shareholders, but new by-laws adopted by the shareholders may be altered, amended or repealed only by the shareholders.

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